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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60180) pertaining to the Amended and Restated Stock Option Plan (1986), the Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, the Registration Statements (Form S-8 No. 33-60289 and No. 333-69274) pertaining to the Stock Option and Incentive Stock Plan (1995), the Registration Statement (Form S-8 No 333-57645) pertaining to the Stock Incentive Plan (1998), and the Registration Statements (Form S-3 No. 333-91773, No. 333-91773-01, No. 333-91773-02,
333-91773-03, No. 333-85030-01, No. 333-85030-02, and No. 333-85030-03), of Toll
Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., and Toll Finance Corp. and in the related prospectus of our report dated December 11, 2001 (except for Notes 1 and 13 as to which the date is November 14, 2002) with respect to the consolidated financial statements of Toll Brothers, Inc.
included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
November 14, 2002